Exhibit 10.5(a)

Sachem Sponsor, LLC

698 Main Street

Branford, Connecticut 06405

May 13, 2021

Sachem Acquisition Corp.

698 Main Street

Branford, Connecticut 06405

RE:	Forfeiture of Shares of Class B Common Stock

Dear Sirs:

Reference is hereby made to the Subscription Agreement, dated March 24, 2021 pursuant to which Sachem Sponsor LLC (the “Sponsor”) subscribed for and purchase 2,875,000 fully-paid and non-assessable shares (the “Shares”) of Class B common stock, par value $0.001 per share (the “Class B Common Stock”) of Sachem Acquisition Corp. (“SAC”) for the sum of $25,000 (the “Purchase Price”). The Shares were issued based on the assumption that SAC that the anticipated gross proceeds from SAC’s initial public offering were expected to be $100 million, or $115 million if the underwriters exercised the over-allotment option in full (the “IPO”). If the underwriters would not exercise the over-allotment option in full, we agreed to forfeit such number of shares so that immediately following the IPO we would own twenty percent (20%) of the issued and outstanding shares of SAC.

You have recently advised us that the gross proceeds from the IPO are now expected to be $50 million, or $57.5 million if the underwriters exercised the over-allotment option in full (the “IPO”). Accordingly, you have asked us to forfeit 1,437,500 Shares immediately. In addition, you have asked us to confirm that up to an additional 187,500 Shares are subject to forfeiture if the underwriters of the initial public offering do not fully exercise their over-allotment option. Finally, we understand that there will be no refund of any portion of the Purchase Price on account of the forfeitures described above.

We herewith agree to the forfeitures described in the preceding paragraph and acknowledge and agree that our current ownership interest to be reflected on SAC’s books and records shall be 1,437,500 Shares of Class B Common Stock.

Except as otherwise set forth herein, all the other terms and conditions set forth in the Subscription Agreement shall remain in full force and effect.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

SACHEM SPONSOR LLC

By:	/s/John L. Villano
Name: John L. Villano
Title: Manager

Acknowledged and agreed as of the date first written above.

SACHEM ACQUISITION CORP.

By:	/s/John L. Villano
Name: John L. Villano
Title: Chief Executive Officer

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